                                                                    Exhibit 99.3

[CHARTER LOGO]                                         NEWS

FOR RELEASE:  MONDAY, FEBRUARY 11, 2002

        CHARTER 2001 PRO FORMA CABLE MODEM AND DIGITAL CUSTOMERS INCREASE
                       NEARLY 165% AND 82%, RESPECTIVELY

         ST. LOUIS - Charter Communications, Inc. (Nasdaq: CHTR) today reported revenue growth that exceeded its guidance, and cash flow growth at the top of its estimated range for the year 2001. These results were highlighted by the addition of a near record number of new cable modem customers during the fourth quarter.

         During a conference call this morning, Charter President and CEO Carl Vogel will provide an overview of his first 100 days at the helm of the nation's fourth largest broadband communications company, financial results for the year 2001, and guidance for the year 2002.

         "Charter will maintain its decentralized operating philosophy; take a responsible approach to internal customer growth, placing additional focus on the sale of advanced services; maintain a strong emphasis on revenue generating units (RGU's) given our multiple product offerings; and maintain leadership in the continuing rollout of interactive services and advanced set top devices over our robust broadband platform," Mr. Vogel said.

DEMAND FOR ADVANCED SERVICES REMAINS STRONG

         Mr. Vogel said that at the close of 2001, Charter had almost 645,000 data customers, exceeding previously stated guidance of 630,000. "We narrowly missed having the largest increase ever in cable modem customers during the fourth quarter, adding some 100,000 Charter Pipeline customers, no matter that our marketing efforts were impacted by the @Home bankruptcy. We're confident in continued consumer demand for this product. I believe we could double the number of cable modem customers in 2002."

         During the fourth quarter of 2001, the Company successfully converted about 145,000 cable modem customers from service with the bankrupt ISP @Home to Charter Pipeline. Mr. Vogel said the transition process was quick and handled internally, with virtually no churn as a result of customer service issues or the inconvenience of changing e-mail addresses.

         As of December 31, 2001, Charter Digital Cable(TM) customers totaled 2,144,800, with fourth quarter weekly additions averaging approximately 15,000 installations per week. "Charter continues to experience strong demand for its digital video service, resulting in industry leading penetration. As we continue to add interactive products like video on demand (VOD), and personal interactive channels, we see enhanced customer satisfaction, reduced digital churn, and improved retention levels," Mr. Vogel said.

         Mr. Vogel said Charter's marketing efforts are directed to attract new advanced services customers by selling a Charter bundle. "This is our triple play of digital video, data, and interactivity, which we'll price in a good-better-best scenario because of our unique ability within the industry to sell Internet access at varying speed levels. It will serve us well in today's highly competitive marketplace against satellite, with its limited, single dimension product offerings."

FOURTH QUARTER FINANCIAL HIGHLIGHTS

         Revenue during the fourth quarter of 2001 increased 13.6% to $1.1 billion, and operating cash flow increased 11.0% to $502.6 million compared to pro forma results for the fourth quarter of 2000, before a special charge including the @Home conversion of $17.6 million. Year-end 2001 pro forma revenue was over $4.1 billion, up 14.0% from pro forma 2000 revenue of $3.6 billion. Pro forma operating cash flow increased 10.9% from $1.65 billion to $1.83 billion for 2001, before a special charge including the @Home conversion of $17.6 million.

NEW ACCOUNTING STANDARD

         Effective January 1, 2002, Charter will adopt Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets," a new accounting standard that addresses the accounting for intangible assets, including franchises. As of December 31, 2001, Charter's balance sheet reflects franchises with a net book value of $17.1 billion that are amortized over a 15 year period. We believe that substantially all franchises will qualify for indefinite life treatment under the new standard. While our analysis, including the impairment testing of franchises required under the new standard, is not complete, we expect to stop amortizing franchise intangible assets that meet the indefinite life treatment beginning January 1, 2002. If the new standard had been in effect for 2001, amortization expense would have been reduced by approximately $1.2 to $1.3 billion.

LOOKING AHEAD

         In 2002, Charter expects revenue to grow between 12.0% and 14.0% compared to pro forma 2001 results. Operating cash flow growth is expected to range between 11% and 13%.

         Charter expects to add approximately 1,100,000 to 1,200,000 RGU's in 2002. These RGUs will be comprised of basic, digital and cable modem customers. While the Company expects no meaningful increase in basic customers in 2002, Mr. Vogel said they expect to add 550,000 to 600,000 Charter Digital Cable customers. Cable modem marketing efforts will increase in 2002 as more plant miles are upgraded to two-way interactivity. Charter Pipeline customers are anticipated to increase by 550,000 to 600,000, nearly doubling that customer base. VOD launches are planned for 17 additional markets in 2002. Mr. Vogel said he expects about half of Charter's digital customers will have access to VOD technology by the end of 2002. ABOUT CHARTER COMMUNICATIONS

         Charter Communications, a Wired World(TM) company, is among the nation's largest broadband communications companies, currently serving some 7 million customers in 40 states. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform marketed under the Charter Digital Cable(TM) brand and high-speed Internet access via Charter Pipeline(TM). Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under the Charter Media(TM) brand.

         A Fortune 500 and NASDAQ 100 Company, Charter was the 2001 recipient of the Outstanding Corporate Growth Award from the Association for Corporate Growth, the 2001 R.E. "Ted" Turner Innovator of the Year Award from the Southern Cable Telecommunications Association, and the 2001 Fast 50 Award for Growth from the St. Louis Regional Chamber and Growth Association.

                                      # # #

Charter will conduct a conference call to discuss their operating results on Monday, February 11, 2002, at 11:00 AM Eastern Time. The call will be available live via webcast at www.charter.com. The call will be available on the "Investor Center" portion of the website, via "About Us." Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website.

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission.

                          CHARTER COMMUNICATIONS, INC.
                 Unaudited Consolidated Statements of Operations
                             (Dollars in thousands)



                                                                 THREE MONTHS ENDED DECEMBER 31,
                                                            -------------------------------------------
                                                                  ACTUAL                PRO FORMA
                                                                 2001 (a)                2000 (a)              % CHANGE
                                                            -------------------     -------------------   -------------------
REVENUES:
       Analog video                                                  $ 741,784               $ 702,396
       Digital video                                                    97,231                  44,848
       Cable modem                                                      52,469                  21,931
       Advertising sales                                               108,566                  98,914
       Other                                                           106,966                 105,969
                                                            -------------------     -------------------
          Total revenues                                             1,107,016                 974,058                 13.6%
                                                            -------------------     -------------------

OPERATING EXPENSES:
       General, administrative and service                             244,327                 204,543
       Analog video programming                                        243,295                 230,724
       Digital video                                                    35,316                  13,409
       Cable modem                                                      33,008                  17,036
       Advertising sales                                                17,918                  18,611
       Marketing                                                        16,316                  19,615
       Corporate expenses                                               14,203                  17,420
                                                            -------------------     -------------------
          Operating expenses                                           604,383                 521,358                 15.9%
                                                            -------------------     -------------------

          Operating cash flow before special charges                   502,633                 452,700                 11.0%

       Special charges                                                  17,629 (b)                   -
                                                            -------------------     -------------------

          Operating cash flow                                        $ 485,004               $ 452,700
                                                            ===================     ===================

(a) The pro forma results reflect all significant acquisitions and dispositions of cable systems closed during 2001 and 2000, as if the transactions closed on January 1, 2000. Pro forma revenues exceed actual revenues for the three months ended December 31, 2000 by $80.2 million. Pro forma operating cash flow before special charges exceed actual operating cash flow before special charges for three months ended December 31, 2000 by $19.5 million. The unaudited pro forma financial information has been presented for comparative purposes and does not purport to be indicative of the consolidated results of operations had these transactions been completed as of the assumed date or which may be obtained in the future.

(b) Reflects charges incurred during the fourth quarter associated with the transition of approximately 145,000 data customers from Excite@Home Internet service to Charter Pipeline, as well as certain employee severance costs.

              Addendum to Charter Communications Three Months and
                 Year Ended December 31, 2001 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                 Unaudited Consolidated Statements of Operations
                             (Dollars in thousands)

                                                                   YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------
                                                              PRO FORMA               PRO FORMA
                                                               2001 (a)                2000 (a)              % CHANGE
                                                          -------------------     -------------------    ------------------
REVENUES:
       Analog video                                              $ 2,912,954             $ 2,782,062
       Digital video                                                 314,464                 104,996
       Cable modem                                                   158,657                  68,173
       Advertising sales                                             332,879                 261,874
       Other                                                         395,813                 393,734
                                                          -------------------     -------------------
          Total revenues                                           4,114,767               3,610,839                 14.0%
                                                          -------------------     -------------------

OPERATING EXPENSES:
       General, administrative and service                           905,244                 816,402
       Analog video programming                                      951,458                 836,871
       Digital video                                                 113,707                  36,173
       Cable modem                                                   103,618                  57,723
       Advertising sales                                              68,178                  71,656
       Marketing                                                      72,427                  69,823
       Corporate expenses                                             66,486                  68,038
                                                          -------------------     -------------------
          Operating expenses                                       2,281,118               1,956,686                 16.6%
                                                          -------------------     -------------------

          Operating cash flow before special charges               1,833,649               1,654,153                 10.9%

       Special charges                                                17,629 (b)                   -
                                                          -------------------     -------------------

          Operating cash flow                                    $ 1,816,020             $ 1,654,153
                                                          ===================     ===================

(a) The pro forma results reflect all significant acquisitions and dispositions of cable systems closed during 2001 and 2000, as if the transactions closed on January 1, 2000. Pro forma revenues exceed actual revenues for the years ended December 31, 2001 and 2000 by $161.6 million and $361.6 million, respectively. Pro forma operating cash flow before special charges exceed actual operating cash flow before special charges for the years ended December 31, 2001 and 2000 by $47.5 million and $111.5 million, respectively. The unaudited pro forma financial information has been presented for comparative purposes and does not purport to be indicative of the consolidated results of operations had these transactions been completed as of the assumed date or which may be obtained in the future.

(b) Reflects charges incurred during the fourth quarter associated with the transition of approximately 145,000 data customers from Excite@Home Internet service to Charter Pipeline, as well as certain employee severance costs.

              Addendum to Charter Communications Three Months and
                 Year Ended December 31, 2001 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                 Unaudited Consolidated Statements of Operations
                    (Dollars in thousands, except share data)

                                                                                       PERIODS ENDED DECEMBER 31, 2001
                                                                                  ------------------------------------------
                                                                                  THREE MONTHS                 TWELVE MONTHS
                                                                                  -------------                -------------
REVENUES:
    Analog video                                                                   $     741,784                $   2,787,632
    Digital video                                                                         97,231                      307,240
    Cable modem                                                                           52,469                      154,402
    Advertising sales                                                                    108,566                      312,554
    Other                                                                                106,966                      391,304
                                                                                   -------------                -------------
           Total revenues                                                              1,107,016                    3,953,132
                                                                                   -------------                -------------

OPERATING EXPENSES:
    General, administrative and service                                                 244,327                      861,722
    Analog video programming                                                            243,295                      902,837
    Digital video                                                                        35,316                      111,167
    Cable modem                                                                          33,008                       99,956
    Advertising sales                                                                    17,918                       64,026
    Marketing                                                                            16,316                       70,335
    Corporate expenses                                                                   14,203                       56,930
                                                                                  -------------                -------------
           Operating expenses                                                           604,383                    2,166,973
                                                                                  -------------                -------------

           Operating cash flow before special charges                                   502,633                    1,786,159

Depreciation                                                                            470,855                    1,662,549
Amortization                                                                            346,929                    1,347,519
Option compensation expense                                                                 511                      (45,683)(a)
Interest expense, net                                                                   345,830                    1,311,788
Special charges                                                                          17,629 (b)                   17,629 (b)
Other expense, net                                                                      (24,552)(c)                  148,273 (d)
                                                                                  -------------                -------------
                                                                                       (654,569)                  (2,655,916)

Minority interest                                                                       348,882                    1,478,239
                                                                                  -------------                -------------
Net loss                                                                               (305,687)                  (1,177,677)

Accretion of preferred stock dividends                                                     (727)                        (969)
                                                                                  -------------                -------------
Net loss applicable to common stock                                               $    (306,414)               $  (1,178,646)
                                                                                  =============                =============

Basic and diluted loss per share                                                  $       (1.04)               $       (4.37)
                                                                                  =============                =============

Weighted average common shares outstanding                                          294,384,003                  269,594,386
                                                                                  =============                =============

(a) Reflects the reversal of $66.6 million of expense previously recorded in connection with approximately seven million options forfeited by our former President and Chief Executive Officer as part of his September 2001 separation agreement.

(b) Reflects charges incurred during the fourth quarter associated with the transition of approximately 145,000 data customers from Excite@Home Internet service to Charter Pipeline, as well as certain employee severance costs.

(c) Includes current period income of $33.8 million as a result of the application of SFAS 133 "Accounting for Derivative Instruments and Hedging Activities".

(d) Includes a $23.9 million cumulative effect of a change in accounting principle and net expense of $51.2 million, as a result of the implementation and application of SFAS 133 "Accounting for Derivative Instruments and Hedging Activities".

              Addendum to Charter Communications Three Months and
                 Year Ended December 31, 2001 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                    UNAUDITED SUMMARY OF OPERATING STATISTICS


-------------------------------------------------------------------------------------------------------------------------------
                                                                                  AS OF DECEMBER 31,
                                                       ------------------------------------------------------------------------
Cable Television                                              ACTUAL                  PRO FORMA                 ACTUAL
                                                               2001                   2000 (a)                   2000
                                                       ---------------------    ----------------------   ----------------------
Homes Passed                                                     11,502,300                11,291,800               10,225,000
Basic Customers                                                   6,953,700                 6,913,100                6,350,900
Basic Penetration                                                     60.5%                     61.2%                    62.1%
Average Monthly Revenue per Basic Customer (quarter)                $ 53.07                   $ 46.97                  $ 46.92

-------------------------------------------------------------------------------------------------------------------------------

                                                                                  AS OF DECEMBER 31,
                                                       ------------------------------------------------------------------------
Digital Video                                                 ACTUAL                  PRO FORMA                 ACTUAL
                                                               2001                   2000 (a)                   2000
                                                       ---------------------    ----------------------   ----------------------
Digital Homes Passed                                             10,638,300                 9,711,600                8,793,000
Digital Customers                                                 2,144,800                 1,177,500                1,069,500
Penetration of Digital Homes Passed                                   20.2%                     12.1%                    12.2%
Penetration of Basic Customers                                        30.8%                     17.0%                    16.8%
Digital Converters Deployed                                       2,951,400                 1,470,500                1,336,900

-------------------------------------------------------------------------------------------------------------------------------

                                                                                  AS OF DECEMBER 31,
                                                       ------------------------------------------------------------------------
Data Services                                                 ACTUAL                  PRO FORMA                 ACTUAL
                                                               2001                   2000 (a)                   2000
                                                       ---------------------    ----------------------   ----------------------
Data Homes Passed                                                 7,560,600                 5,841,300                5,550,800
Cable Modem Customers                                               607,700                   229,000                  215,900
Dial-up Customers                                                    37,100                    42,000                   36,500
   Total Data Customers                                             644,800                   271,000                  252,400
Penetration                                                            8.5%                      4.6%                     4.5%

-------------------------------------------------------------------------------------------------------------------------------

                                                         AS OF DECEMBER 31,
                                                       ---------------------
Other Statistics                                              ACTUAL
                                                               2001
                                                       ---------------------
Capital Expenditures (in 000's)
   For the three months ended                                     $ 870,459
   For the year ended                                           $ 3,027,059

Book Value per Share                                                 $ 9.72

----------------------------------------------------------------------------


(a) The pro forma operating statistics reflect all significant acquisitions and dispositions of cable systems closed during 2001 and 2000.

              Addendum to Charter Communications Three Months and
                 Year Ended December 31, 2001 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                    Unaudited Consolidated Balance Sheet Data
                             (Dollars in thousands)

                                                                                           ACTUAL                    ACTUAL
                                                                                     DECEMBER 31, 2001         DECEMBER 31, 2000
                                                                                        ------------              ------------
ASSETS
Current Assets:
    Cash and cash equivalents                                                           $      1,679              $    130,702
    Accounts receivable, net of allowance for doubtful accounts                              290,504                   217,667
    Receivable from related party                                                              4,634                     6,480
    Prepaid expenses and other                                                                70,362                    77,719
                                                                                        ------------              ------------
           Total current assets                                                              367,179                   432,568
                                                                                        ------------              ------------

Investment in Cable Properties:
    Property, plant and equipment, net                                                     7,149,483                 5,267,519
    Franchises, net                                                                       17,138,774                17,068,702
                                                                                        ------------              ------------
           Total investment in cable properties                                           24,288,257                22,336,221
                                                                                        ------------              ------------

Other assets                                                                                 306,388                   274,777
                                                                                        ------------              ------------
                                                                                        $ 24,961,824              $ 23,043,566
                                                                                        ============              ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Accounts payable and accrued expenses                                              $  1,374,994              $  1,367,234
                                                                                        ------------              ------------
           Total current liabilities                                                       1,374,994                 1,367,234
                                                                                        ------------              ------------

Long-term debt                                                                            16,342,873                13,060,455

Deferred management fees - related party                                                      13,751                    13,751

Other long-term liabilities                                                                  341,057                   285,266

Minority interest                                                                          3,976,791                 4,089,329

Redeemable securities                                                                             --                 1,104,327

Preferred stock - redeemable                                                                  50,566                        --

Shareholders' equity                                                                       2,861,792                 3,123,204
                                                                                        ------------              ------------
                                                                                        $ 24,961,824              $ 23,043,566
                                                                                        ============              ============

              Addendum to Charter Communications Three Months and
                 Year Ended December 31, 2001 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                (DOLLARS IN THOUSANDS, EXCEPT EARNINGS PER SHARE)


                          2001 PRO FORMA(a) HIGHLIGHTS

                                       Q1 2001             Q2 2001             Q3 2001             Q4 2001          FULL YEAR 2001
                                      ----------          ----------          ----------          ----------          ----------
Revenues                              $  953,081          $1,010,825          $1,043,845          $1,107,016          $4,114,767

Operating cash flow
   excluding special charges          $  411,358          $  452,116          $  467,542          $  502,633          $1,833,649

Basic customers                        6,914,500           6,949,500           6,970,100           6,953,700           6,953,700

Digital customers                      1,455,900           1,701,500           1,951,200           2,144,800           2,144,800

Cable modem customers                    324,600             405,300             507,700             607,700             607,700

                                  2002 GUIDANCE

                                                            FULL YEAR 2002
                                                            --------------
GROWTH RATES OVER YEAR-AGO PRO FORMA(a)
PERIOD

Revenues                                                        12-14%

Operating cash flow                                             11-13%

Earnings per share                                        $(2.80) - $(3.00)

Revenue generating units (b)                            1,100,000 - 1,200,000

Capital expenditures                                          $2,475,000

(a) The pro forma results reflect all significant acquisitions and dispositions of cable systems closed during 2001.

(b) Revenue generating units consist of basic customers, digital customers, and cable modem customers.

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." These forward-looking statements include specific projections regarding Charter's revenues, EPS and operating cash flow for the year 2002, as well as projections regarding growth in basic, digital and data customers. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

              Addendum to Charter Communications Three Months and
                 Year Ended December 31, 2001 Earnings Release